1 November 7, 2025 Mr. David M. Zaslav President and Chief Executive Officer Warner Bros. Discovery, Inc. 230 Park Avenue New York, New York 10003 Dear David: Effective as of the date hereof, this letter amends and clarifies (i) your Amended and Restated Employment Agreement with Warner Bros. Discovery, Inc. (“WBD”) and the other parties thereto, dated June 12, 2025 (the “Employment Agreement”) and (ii) your Nonqualified Stock Option Agreement with WBD, dated June 12, 2025 (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement. Except as expressly set forth below, each of your Employment Agreement and Option Agreement shall continue in full force and effect. As you are aware, while WBD continues to advance its efforts to separate its Streaming and Studios division (“Warner Bros.”) from its Global Linear Networks division (“Discovery Global”), we recently announced a review of other strategic alternatives to maximize shareholder value (the “Strategic Review”). This letter amends and clarifies certain terms of the Employment Agreement and the Option Agreement in light of the Strategic Review and the potential for WBD to pursue a range of value-maximizing transactions. The Employment Agreement contemplates that you will continue to serve as President and CEO of WBD through the completion of the separation of Warner Bros as a standalone public company (referred to in the Employment Agreement as a “Spinoff”), at which point you will become the President and CEO of Warner Bros. This is to clarify that in the event that WBD instead separates Warner Bros. and Discovery Global such that Discovery Global becomes a standalone public company and WBD retains Warner Bros. (a “Reverse Spinoff”), the Reverse Spinoff shall be understood to constitute a Spinoff for all purposes of your Employment Agreement and all Post- Spinoff Terms shall become effective on the date that such Reverse Spinoff is consummated (and such date shall be considered the “Spinoff Effective Date” for all purposes of the Employment Agreement). All references in the Employment Agreement to “ContentCo” shall be understood to refer to Warner Bros. following the consummation of a Spinoff or Reverse Spinoff, as applicable. Specifically, and without limiting the foregoing, for purposes of Section 6(d)(iii) of the Employment Agreement, in the event that a Reverse Spinoff is consummated prior to December 31, 2026 (the “Outside Date”), then there shall be no automatic forfeiture of any Signing Options on the Outside Date and all Signing Options (including all Performance-Based Options) shall remain outstanding and eligible to vest and be exercised following the Outside Date as if a Spinoff occurred prior thereto. In addition, in furtherance of the objectives of the Strategic Review, if prior to the Outside Date, WBD enters into a definitive agreement for a transaction that, subject to (x) approval by WBD shareholders, (y) the satisfaction of customary closing conditions and (z) the receipt of required regulatory approvals, would, upon completion, constitute a Change of Control of WBD (as defined in Paragraph 11(g) of the Employment Agreement) (such agreement, a

2 “Qualifying CIC Agreement”), then the Signing Options will not be forfeited on the Outside Date and shall remain outstanding and eligible to vest and be exercised following the Outside Date as if a Spinoff (or a Reverse Spinoff) occurred prior thereto. To give effect to the foregoing changes, for all purposes of the Option Agreement, a Reverse Spinoff shall be deemed to constitute a Spinoff and all references in the Option Agreement to “ContentCo” shall be understood to refer to Warner Bros. following the consummation of a Spinoff or Reverse Spinoff, as applicable. In addition, Section 2 of the Option Agreement is hereby amended to provide that the consummation of a Reverse Spinoff or WBD’s entry into a Qualifying CIC Agreement, in either case, prior to the Outside Date, shall be sufficient to lift the Spinoff Restriction described in the Option Agreement such that upon the occurrence of either such event prior to the Outside Date, the Signing Options will not be forfeited on the Outside Date and shall remain outstanding and eligible to vest and be exercised following the Outside Date as if a Spinoff had occurred prior thereto. Accordingly, Section 5 of the Option Agreement is amended by this letter to provide that no Performance-Based Options shall expire on the Outside Date to the extent that WBD enters into a Qualifying CIC Agreement or otherwise completes a Spinoff or Reverse Spinoff, in each case, prior to such date. In addition, Section 2 of the Employment Agreement shall be amended to provide that in the event that (i) WBD enters into a Qualifying CIC Agreement prior to the Outside Date and (ii) a Spinoff or Reverse Spinoff is not consummated on or before the Outside Date, then, without regard to the occurrence of a Spinoff or Reverse Spinoff, the Term of Employment shall be extended to December 31, 2030 and you shall continue to serve as the President and CEO of WBD on the Pre-Spinoff Terms until the earliest to occur of (x) the date that the Qualifying CIC Agreement is terminated by its terms (the “Transaction Termination Date”), (y) a Spinoff or Reverse Spinoff that is consummated after the Outside Date or (z) January 1, 2028 (such earliest date, the “Terms Transition Date”) unless (A) your employment is earlier terminated pursuant to Paragraph 10 of the Prior Agreement or (B) otherwise agreed by the Parties. Following the Terms Transition Date, your employment, whether as President and CEO of WBD, or if a Spinoff or Reverse Spinoff is consummated, as President and CEO of Warner Bros., in either case, shall continue on the Post-Spinoff Terms until the expiration of the Term of Employment on December 31, 2030 (unless your employment is sooner terminated pursuant to Paragraph 11 of the Employment Agreement), it being understood that so long as you are serving as CEO of WBD after the Terms Transition Date, all references to “ContentCo” shall be deemed to refer to WBD. For the avoidance of doubt, if WBD enters into a Qualifying CIC Agreement prior to the Outside Date and your employment is terminated for any reason prior to the Terms Transition Date, then the Post- Spinoff Terms shall be of no force or effect and your rights and entitlements upon such termination shall be governed solely by the Pre-Spinoff Terms and Paragraphs 6(d) and 11(g) of the Employment Agreement. As WBD evaluates and pursues options under the Strategic Review, certain internal restructuring and other transactions may be necessary as a precursor to a transaction that maximizes shareholder value. Accordingly, you hereby acknowledge and agree that notwithstanding anything to the contrary in the Employment Agreement or the Option Agreement, (i) any internal sale, merger, consolidation, transfer, liquidation, disposition, spin-off or other transaction between or among WBD and/or one or more of its subsidiaries or affiliates or (ii) any holding company reorganization, conversion or similar transaction (any of the foregoing, an “Internal Restructuring Transaction”) shall not constitute a “Qualifying Transaction” for purposes of the Employment Agreement or Option Agreement and any Internal Restructuring Transaction or series of such

3 transactions alone shall not result in any accelerated vesting or exercisability of the Signing Options. An Internal Restructuring Transaction shall not constitute a “Change in Control” for any purpose under the Employment Agreement or Option Agreement. For the avoidance of doubt, this letter shall apply equally to the terms of any Follow-on Grant of options made pursuant to Section 6(d)(iv) of the Employment Agreement following the date hereof. * * * *

4 If you agree that the foregoing sets forth our full understanding regarding the amendment of the Employment Agreement and Option Agreement, please evidence your agreement and acceptance by counter-signing two copies of this letter where indicated below, returning one executed copy to me. WARNER BROS. DISCOVERY, INC. By: /s/ Tara L. Smith Tara L. Smith Executive Vice President and Corporate Secretary AGREED AND ACCEPTED: /s/ David M. Zaslav David M. Zaslav November 7, 2025